Exhibit 99.2

Sibling Entertainment Group, Inc. and Subsidiary

(Formerly Amici Ventures, Inc.)

Pro-Forma Consolidated Financial Statements

The Unaudited Pro-Forma Consolidated Balance Sheet of the Company as of March 31, 2005 and the Unaudited Pro-Forma Consolidated Statement of Operations of the Company for the year ended June 30, 2004 and nine months ended March 31, 2005, have been prepared to illustrate the effect of the acquisition of Sibling Pictures, Inc. (“SPI”) on June 17, 2005 as if such transaction took place on July 1, 2003. The Pro-Forma Consolidated Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The Pro-Forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Pro-Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements of the Company.

On June 17, 2005, the Company acquired all of the stock of SPI through a Share Exchange Agreement that provides for an exchange of 60,000 shares of the Company ($.001 par value) for each share of SPI (no par value) (the “Acquisition”). The Company shall incur a decrease in its Additional Paid in Capital of $90,920. SPI is a production company focusing on independent films.

Sibling Entertainment Group, Inc. and Subsidiary
Formerly Amici Ventures, Inc.
Unaudited Pro-Forma Balance Sheet
As of March 31, 2005

	Amici Ventures, Inc.	Sibling Pictures, Inc.	Pro-Forma Adjustments*		Pro-Forma Results
ASSETS
Current Assets
Checking/Savings	41,412	—			41,412
Due From Related Parties	56,600	—	(50,000	) a.	6,600
Advances & Prepaids	2,117	—			2,117

Total Current Assets	100,129	—	(50,000)		50,129

Fixed Assets
Accumulated Depreciation	(347)	—			(347)
Fixed Assets	3,731	—			3,731

Total Fixed Assets	3,384	—			3,384

Other Assets
Investments	275,000	—			275,000
Options Purchased	3,000	—			3,000
Organization Cost	1,100	—			1,100
Organization Cost - Accum Amort	(1,100)	—			(1,100)
Total Other Assets	278,000	—			278,000

TOTAL ASSETS	381,513	—	(50,000)		331,513

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	17,358	12,479			29,837
Due to Related Parties		67,656	(50,000	) a.	17,656
Current Portion of L-T Debt	132,200	—			132,200
Other Accounts Payable	6,293	—			6,293
Income Taxes Payable	710	—			710

Total Current Liabilities	156,561	80,135	(50,000)		186,696

Long Term Liabilities
Debentures	5,800	—			5,800

Total Long Term Liabilities	5,800	—			5,800

Total Liabilities	162,361	80,135	(50,000)		192,496

Equity
Common Stock ($.001 par)	9,635	1,797	(1,797	) b.

			10,785	b.	20,420
Additional Paid in Capital	798,315	—	(90,920	) b.	707,395
Retained Earnings	(588,798)	(81,932)	81,932	b.	(588,798)

Total Equity	219,152	(80,135)	—		139,017

TOTAL LIABILITIES & EQUITY	381,513	—	(50,000)		331,513

*	See explanations of pro-forma adjustments attached.

Sibling Entertainment Group, Inc. and Subsidiary
Formerly Amici Ventures, Inc.
Unaudited Pro-Forma Statement of Operations
For the Year Ended June 30, 2004

	Amici Ventures, Inc.	Sibling Pictures, Inc.	Pro-Forma Adjustments*		Pro-Forma Results

Revenue	53,583	—	(33,333)	c.	20,250

Selling, general and administrative
expenses	55,737	62,912	(33,333)	c.	85,316

Loss from operations	(2,154)	(62,912)	—		(65,066)

Other income (expense)
Miscellaneous income	6,960	—	—		6,960
Corporate taxes	(555)	—	—		(555)
Motion picture rights abandonment	(33,400)	—	—		(33,400)

Total other income (expense)	(26,995)	—	—		(26,995)

Net loss	(29,149)	(62,912)	—		(92,061)

*	See explanations of pro-forma adjustments attached.

Sibling Entertainment Group, Inc. and Subsidiary
Formerly Amici Ventures, Inc.
Unaudited Pro-Forma Statement of Operations
For the 9 months ended March 31, 2005

	Amici Ventures, Inc.	Sibling Pictures, Inc.	Pro-Forma Adjustments*		Pro-Forma Results
Revenue	76,367	—	(16,667)	c.	59,700

Selling, general and administrative
expenses	267,331	19,003	(16,667)	c.	269,667

Loss from operations	(190,964)	(19,003)	—		(209,967)

Other income (expense)
Corporate taxes	(806)	(18)	—		(824)

Total other income (expenses)	(806)	(18)	—		(824)

Net loss	(191,770)	(19,021)	—		(210,791)

*	See explanations of pro-forma adjustments attached.

Explanations of Pro-Forma Adjustments:

a.	To remove intercompany receivables and payables between the two Companies.

b.	To record the acquisition of SPI and to remove the prior stockholders’ equity of SPI. On June 17, 2005, the Company acquired all of the equity of SPI in a share exchange pursuant to a Share Exchange Agreement signed on June 17, 2005, exchanging 60,000 shares of the Company (par value $.001) for each share of SPI (no par value). This transaction gives rise to reduction of Additional Paid in Capital of $90,920.

c.	To remove the income and expenses associated with the intercompany accounts receivable and accounts payable, as discussed in note